Consent of Independent Auditors



Consent of Independent Public Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-63020) of our report dated March 31, 2001 relating to the financial statements, which appears in Armor Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                      PricewaterhouseCoopers LLP

Jacksonville, Florida
August 8, 2001